                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 28, 2002


                               GENERAL MILLS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                        1-1185                  41-0274440
------------------------            -----------              -------------
(State of Incorporation)            (Commission              (IRS Employer
                                    File Number)            Identification No.)


                       Number One General Mills Boulevard

           Minneapolis, Minnesota                           55426
            (Mail: P.O. Box 1113)                       (Mail: 55440)
  ----------------------------------------              ------------
  (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (763) 764-7600

ITEM 5. OTHER EVENTS.

         On October 28, 2002, General Mills, Inc. (the "Company") completed its previously announced public offering of $2,233,305,000 principal amount at maturity of zero coupon convertible senior debentures due 2022, which included the exercise by the Initial Purchasers of their $223,330,000 overallotment option. The Company will use the net proceeds from the offering to repay a portion of the Company's short-term indebtedness that was incurred in connection with the acquisition of The Pillsbury Company in October 2001.

         The proceeds from the debenture offering aggregated approximately $1,329,000,000 after payment of underwriting discounts and expenses. The debentures were offered and sold only to qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the "Act") and were not registered under the Act. The debentures were issued under an Indenture dated October 28, 2002, between the Company and BNY Midwest Trust Company, as trustee. The debentures were sold pursuant to a purchase agreement dated October 23, 2002, among the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Initial Purchasers. In connection with the sale of the debentures, the Company also granted to the Initial Purchasers for the benefit of the holders of the debentures certain registration rights with respect to the debentures and the common stock of the Company issuable on conversion of the debentures. The registration rights were granted pursuant to a resale registration rights agreement dated October 28, 2002, among the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Initial Purchasers. The Purchase Agreement, the form of the debentures, the Indenture and the Registration Rights Agreement are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

         Simultaneously with the offering of the debentures, the Company separately entered into an agreement with Diageo plc ("Diageo") pursuant to which Diageo granted the Company a call option during a three-year period after the date of the offering to purchase from it approximately 26.2 million shares, subject to adjustment, of the Company's common stock held by Diageo, which equals the number of shares initially issuable upon conversion of the debentures other than the debentures sold in connection with the overallotment. Diageo also granted the Company a second three-year call option to purchase approximately
2.9 million shares of the Company's common stock held by Diageo, which equals the number of shares initially issuable upon conversion of the debentures sold in connection with the overallotment. In connection with the execution of the call option agreements, the Company and Diageo also entered into an amendment to the Company's Stockholders Agreement. The Call Option Agreement dated as of October 23, 2002, by and between the Company and Diageo Midwest B.V., the Call Option Agreement dated as of October 28, 2002, by and between the Company and Diageo Midwest B.V. and the First Amendment to Stockholders Agreement dated as of October 28, 2002, by and among the Company, Gramet Holdings Corp. and Diageo are attached hereto as Exhibits 4.4, 4.5 and 10.1, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (c) Exhibits. The following exhibits are filed as part of this report:

                    1.1 Purchase Agreement dated October 23, 2002, among the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Initial Purchasers

                    4.1  Form of Zero Coupon Convertible Senior Debenture Due
                         2022

                    4.2 Indenture dated as of October 28, 2002, between the Company and BNY Midwest Trust Company, as Trustee

                    4.3 Resale Registration Rights Agreement dated October 28, 2002, among the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the several Initial Purchasers



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                    4.4  Call Option Agreement dated as of October 23, 2002, by and between the Company and Diageo Midwest B.V.,

                    4.5 Call Option Agreement dated as of October 28, 2002, by and between the Company and Diageo Midwest B.V.

                    10.1 First Amendment to Stockholders Agreement dated as of
                         October 28, 2002, by and among the Company, Gramet Holdings Corp. and Diageo plc


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
                                   SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 12, 2002

                                                 GENERAL MILLS, INC.


                                                 By: /s/ Siri S. Marshall
                                                    ----------------------------
                                                    Name: Siri S. Marshall
                                                    Title: Senior Vice President
                                                           and General Counsel




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

                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------
1.1         Purchase Agreement, dated October 23, 2002, among Company, Banc of America
            Securities LLC and Morgan Stanley & Co. Incorporated, as Representatives of the
            several Initial Purchasers

4.1         Form of Zero Coupon Convertible Senior Debenture Due 2022

4.2         Indenture dated as of October 28, 2002, between the Company and BNY Midwest
            Trust Company, as Trustee

4.3         Resale Registration Rights Agreement dated October 28, 2002, among the Company,
            Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as
            Representatives of the several Initial Purchasers

4.4         Call Option Agreement dated as of October 23, 2002, by and between the Company and Diageo Midwest B.V.,

4.5         Call Option Agreement dated as of October 28, 2002, by and between the Company and Diageo Midwest B.V.

10.1        First Amendment to Stockholders Agreement dated as of October 28, 2002,  by and among the Company, Gramet Holdings Corp. and Diageo plc



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